UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2008

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On September 26, 2008, BGC Partners, Inc. and affiliated entities agreed to amend and restate the BGC Partners, L.P. Agreement of Limited Partnership and the BGC Global Holdings, L.P. Agreement of Limited Partnership (the “Operating Companies”) effective as of September 1, 2008. The amendments provide that at the election of BGC Partners, in connection with a repurchase of its Class A Common Stock or similar actions, the Operating Companies may redeem and repurchase from BGC Partners a number of units in the Operating Companies equivalent to the number of shares of common stock repurchased by BGC Partners in exchange for cash in the amount of the gross proceeds to be paid in connection with such stock repurchase. The proportion of such amount to be paid by the U.S. or global Operating Company shall be determined by BGC Partners. The amendments also would make certain technical changes conforming the Operating Company agreements to the BGC Holdings, L.P. limited partnership agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: October 1, 2008	By:	/s/ Michael A. Lampert
	Name:	Michael A. Lampert
	Title:	Senior Vice President and Deputy General Counsel